                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

     / /  Preliminary proxy statement
     /X/  Definitive proxy statement
     / /  Definitive additional materials
     / /  Soliciting material pursuant to Section 240.14a-11(c)
         or Section 240.14a-12
     / / Confidential, for Use of the Commissioner Only (as permitted by Rule 14a-6(e)(2))

                                  HUMANA INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                  HUMANA INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
            14a-6(1)(2) or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

     / /  Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, schedule or registration statement no.:

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     (3)  Filing party:

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     (4)  Date filed:

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

                              [HUMANA INC. LOGO]

                                                                  March 30, 1995

DEAR STOCKHOLDER:

     You are cordially invited to attend the 1995 Annual Meeting of Stockholders of Humana Inc. (the "Company") to be held on Thursday, May 11, 1995, in the Auditorium on the 25th Floor of the Humana Building, 500 West Main Street, Louisville, Kentucky at 10:00 a.m.

     At the Annual Meeting stockholders will be asked to elect eight directors of the Company. The Board of Directors of the Company unanimously recommends that stockholders vote FOR each of the Company's nominees for election as a director.

     The Notice of Meeting and Proxy Statement enclosed herewith describe the matters to be presented at the Annual Meeting. The Proxy Statement is first being mailed to the Company's stockholders on or about March 30, 1995.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING AND REGARDLESS OF THE NUMBER OF SHARES OF COMPANY COMMON STOCK YOU OWN, WE REQUEST THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY, OF COURSE, ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                   Sincerely,


        /s/ David A. Jones               /s/ Wayne T. Smith
            DAVID A. JONES                   WAYNE T. SMITH
            Chairman of the Board and        President and
            Chief Executive Officer          Chief Operating Officer

                               [HUMANA INC. LOGO]

                              500 WEST MAIN STREET
                           LOUISVILLE, KENTUCKY 40202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 1995

TO THE STOCKHOLDERS:

     The 1995 Annual Meeting of Stockholders (the "Annual Meeting") of Humana Inc. (the "Company") will be held in the Auditorium on the 25th Floor of the Humana Building, 500 West Main Street, Louisville, Kentucky, on Thursday, May 11, 1995, at 10:00 a.m. for the following purposes:

          1. To elect eight directors of the Company to serve for the ensuing year and until their successors are elected and qualified; and

          2. To transact such other business as may properly come before the Annual Meeting.

     The Board of Directors of the Company has fixed the close of business on March 17, 1995, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting.

     This Proxy Statement is first being mailed to the Company's Stockholders on or about March 30, 1995.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE. A STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS PREVIOUSLY SENT A PROXY CARD.

                                          By Order of the Board of Directors,


                                      /s/ Joan O. Kroger
                                          JOAN O. KROGER
                                          Secretary

Louisville, Kentucky
March 30, 1995

                               [HUMANA INC. LOGO]

                              500 WEST MAIN STREET
                           LOUISVILLE, KENTUCKY 40202

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 1995

                              GENERAL INFORMATION

     This Proxy Statement is being furnished to stockholders of Humana Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from holders of record of the Company's outstanding shares of common stock, par value $.16 2/3 per share (the "Common Stock"), as of the close of business on March 17, 1995, (the "Annual Meeting Record Date"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, May 11, 1995, at 10:00 a.m. in the Auditorium on the 25th Floor of the Humana Building, 500 West Main Street, Louisville, Kentucky, and at any adjournment or postponement thereof. This Proxy Statement is first being mailed to the Company's stockholders on or about March 30, 1995. The principal executive offices of the Company are located at 500 West Main Street, Louisville, Kentucky 40202.

PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting, holders of shares of Common Stock will be asked to consider and to vote upon the following matters:

          (i) The election of eight directors of the Company for 1995; and

          (ii) To transact such other business as may properly come before the meeting.

     The Board unanimously recommends that stockholders vote FOR the election of the Board's nominees for election as directors of the Company. As of the date of this Proxy Statement, the Board knows of no other business to come before the Annual Meeting.

VOTING RIGHTS AND PROXY INFORMATION

     Only holders of record of shares of Common Stock as of the close of business on the Annual Meeting Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Such holders of shares of Common Stock are entitled to one vote per share on any matter which may properly come before the Annual Meeting. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock as of the Annual Meeting Record Date is necessary to constitute a quorum at the Annual Meeting. As of the Annual Meeting Record Date, there were 161,680,695 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock represented in person or by properly executed proxy at the Annual Meeting is required to approve the election of each of the Company's nominees for election as a director.

     All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted for approval of the election of the Board's eight nominees for election as directors of the Company, and thus there can be no abstentions or broker non-votes.

     If there were any abstentions or broker non-votes, they would be counted as shares present in the determination of whether shares of Common Stock represented at the meeting constitute a quorum. Abstentions and broker non-votes are tabulated separately. Since only a plurality is required for the election of directors, abstentions or broker non-votes will have no effect on the election of directors (except for purposes of determining whether a quorum is present at the Annual Meeting).

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with Mid-America Bank of Louisville & Trust Company in its capacity as transfer agent for the Company (the "Transfer Agent"), at or before the Annual Meeting, a written notice of revocation bearing a date later than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Transfer Agent at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any executed proxy or written notice revoking a proxy should be sent to Mid-America Bank of Louisville & Trust Company, Securities Transfer Department, 500 West Broadway, Louisville, Kentucky 40202.

     The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Common Stock and will reimburse them for their reasonable expenses in so doing. Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone, facsimile or other electronic means. In addition, the Company has retained D.F. King & Co., Inc., to assist in the solicitation for a fee of $8,500 plus expenses.

                 ELECTION OF DIRECTORS OF THE COMPANY FOR 1995

     A Board of Directors of the Company consisting of eight members is to be elected at the Annual Meeting, each director to serve, subject to the provisions of the Company By-laws, until his or her successor is duly elected and qualified.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE COMPANY'S NOMINEES FOR ELECTION AS A DIRECTOR.

     Listed below is a description of positions held by each nominee for director for the last five years. The names of the nominees proposed for election as directors, all of whom are presently directors of the Company, are set forth below:

                                                                        FIRST ELECTED
              NAME                  AGE             POSITION              DIRECTOR
--------------------------------    ---     ------------------------    -------------
David A. Jones(3)(4)                63      Chairman of the Board           09/64
                                              and Chief Executive
                                              Officer

Wayne T. Smith(3)                   49      President and Chief             09/91
                                              Operating Officer and
                                              Director

K. Frank Austen, M.D.(1)(5)(6)      67      Director                        01/90

Michael E. Gellert(1)(2)(3)(5)      63      Director                        02/68

John R. Hall(1)(2)(6)               62      Director                        05/92

David A. Jones, Jr.(2)(6)           37      Director                        05/93

Irwin Lerner(1)(5)                  64      Director                        11/93

W. Ann Reynolds, Ph.D.(2)(5)(6)     57      Director                        01/91

---------------

(1) Member of the Audit Committee, of which Mr. Gellert is Chairman.
(2) Member of the Investment Committee, of which Dr. Reynolds is Chairwoman.
(3) Member of the Executive Committee, of which Mr. Jones is Chairman.
(4) A director and chief executive officer of a predecessor corporation since 1961.
(5) Member of the Compensation Committee, of which Dr. Austen is Chairman.
(6) Member of the Nominating Committee, of which Mr. Hall is Chairman.

     David A. Jones has been Chairman of the Board and Chief Executive Officer of the Company since August 1969.

     Wayne T. Smith has been President and Chief Operating Officer of the Company since March 1, 1993. From June 1991 to March 1993, he was Executive Vice President -- Health Care Operations. From April 1986 until June 1991, he was Executive Vice President and President -- Health Care Division. Mr. Smith has been an officer of the Company since 1978.

     K. Frank Austen, M.D., is Chairman of the Department of Rheumatology and Immunology at Brigham and Women's Hospital in Boston, Massachusetts, having held that position since 1980. He also serves as a professor of medicine on the faculty of Harvard Medical School. In addition, Dr. Austen is a member of the Board of Trustees of Amherst College.

     Michael E. Gellert is general partner of Windcrest Partners, a private investment partnership in New York, New York, having held that position since April 1967. From 1976 until his retirement in October 1989, Mr. Gellert was a director of Drexel Burnham Lambert Group and served in executive capacities for its wholly-owned subsidiary, Drexel Burnham Lambert Incorporated, from 1972 until October 1989. Drexel Burnham Lambert Group Incorporated filed for Chapter 11 bankruptcy reorganization proceedings in February 1990.

     John R. Hall is Chairman of the Board of Directors and Chief Executive Officer of Ashland, Inc., in Ashland, Kentucky, positions he has held since 1981. He is also a member of American Petroleum Institute Executive Committee, a member of Transylvania University Board of Trustees and Vanderbilt University Board of Trust.

     David A. Jones, Jr., is a principal of Chrysalis Ventures, Inc., a venture capital firm in Louisville, Kentucky, and is the son of David A. Jones, Chairman of the Board and Chief Executive Officer of the Company. From October 1992 to December 1993, Mr. Jones, Jr., was an attorney with the law firm now known as Hirn Doheny Reed & Harper in Louisville, Kentucky. He previously served with the U.S. Department of State from 1988 to 1992, most recently as an attorney-advisor to the Bureau of East Asian and Pacific Affairs.

     Irwin Lerner retired on September 1, 1993, as Chairman of the Board and Executive Committee of Hoffmann-La Roche Inc. From April 1, 1980 to December 30, 1992, Mr. Lerner was Hoffmann-La Roche Inc.'s President and Chief Executive Officer. He presently serves on the boards of Project Hope, Rutgers University, the New Jersey Chamber of Commerce, the U.S. Advisory Board of the Zurich Insurance Company and is Chairman of the Board of the New Jersey Governor's Council for a Drug Free Workplace. In addition, he is Chairman of the Board of Sequana Therapeutics, Inc. and a principal and director of Physicians Television Network, both private companies. He is a Distinguished Executive-in-Residence at the Rutgers University Graduate School of Management in Newark, New Jersey.

     W. Ann Reynolds, Ph.D., is Chancellor-City University of New York, in New York, New York, having held that position since September 1990. She previously served for eight years as Chancellor of the California State University system.

     Shares of Common Stock represented by proxies executed and received in the accompanying form will be voted for the election of all of the nominees hereinabove named as directors of the Company to serve for the ensuing year and until their successors are elected and qualified. The Board does not contemplate that any of the nominees will be unable to accept election as a director for any reason. However, in the event that one or more of such nominees is unable or unwilling to serve, the persons named in the proxies or their substitutes shall have authority, according to their judgment, to vote or to refrain from voting for other individuals as directors.

     The following is a list of directorships held by directors of the Company in other companies registered under Section 12 or subject to the requirements of
Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or registered as an investment company under the Investment Company Act of 1940:

David A. Jones             Abbott Laboratories

K. Frank Austen, M.D.      Abbott Laboratories and Applied Immune Sciences, Inc.

Michael E. Gellert         Devon Energy Corporation; Premier Parks, Inc.; Putnam Trust
                             Company; Regal Cinemas, Inc.; Seacor Holdings, Inc.; The Harvey
                             Group, Inc.

John R. Hall               Ashland, Inc.; Banc One Corporation; Canada Life Assurance
                             Company; CSX Corporation; and Reynolds Metals Company

Irwin Lerner               Public Service Enterprise Group and its wholly-owned subsidiary,
                             Public Service Electric and Gas Company

W. Ann Reynolds, Ph.D.     Abbott Laboratories; Maytag Corporation; and Owens-Corning
                             Fiberglas Corporation

     The information given in this Proxy Statement concerning the nominees is based upon statements made or confirmed to the Company by or on behalf of such nominees.

     Since January 1, 1994, directors who were not officers of the Company are paid an annual retainer fee of $38,000 for serving on the Board plus an attendance fee of $2,000 per regular and special meeting. During 1994, there were six regular Board meetings. The Board has Audit, Compensation, Executive, Investment and Nominating Committees. Michael E. Gellert receives an additional $5,000 annually for serving on the Executive Committee of the Board. Each committee chairperson is paid an annual amount of $3,000. Committee members receive no additional compensation for their service on committees or for attending committee meetings.

     In addition, the Company matches, on an annual basis, up to $20,000 in charitable contributions made by each non-employee director.

     The Company also maintains the 1989 Stock Option Plan for Non-Employee Directors (the "Directors Plan") pursuant to which 15,000 shares of the Common Stock are granted at 100% of the fair market value to each non-employee director upon his or her initial election to the Board.

     In addition, options to purchase 5,000 shares of the Common Stock are granted on the first business day of each January at 100% of the fair market value to each non-employee director who has been a director continuously for at least the full calendar year prior thereto.

     In 1994, the awards under the Directors Plan were as follows:

            K. Frank Austen, M.D.                5,000
            Michael E. Gellert                   5,000
            John R. Hall                         5,000
            David A. Jones, Jr.                    -0-
            Irwin Lerner                           -0-
            W. Ann Reynolds, Ph.D.               5,000

     Under the Company's Directors' Retirement Policy (the "Policy"), a director who is not an employee must retire at the annual meeting following his or her seventieth birthday, except for the Chairman of the Executive Committee, who must retire at the annual meeting following his or her seventy-second birthday. The retiring director is entitled to receive until death the basic retainer fee in effect at the time of retirement plus an annual matching charitable contribution benefit of 50% of the basic retainer fee in effect at the time of retirement (which benefits are prorated for any retiring director who has not served at least ten years on the Board). Currently, the Company is paying benefits under the Policy to two former directors and has a separate letter agreement with one other former director that was executed prior to the adoption of the Company's Policy. The benefits under the letter agreement are comparable to those under the Policy.

     The Audit Committee of the Board held six meetings during 1994. The members of the Audit Committee, none of whom is an employee of the Company, are Michael
E. Gellert, Chairman; K. Frank Austen, M.D.; John R. Hall and Irwin Lerner. Mr. Lerner was designated a member of the Audit Committee on March 10, 1994. The functions of the Audit Committee include review of the programs of the Company's internal auditors, the results of their audits and the adequacy of the Company's internal control structure. In addition, the Audit Committee reviews prior to its commencement, the scope of the annual audit by the Company's independent auditors, Coopers & Lybrand L.L.P., the results of this audit, and the types of services for which the Company retains Coopers & Lybrand L.L.P.

     The Compensation Committee of the Board held four meetings during 1994. The members of the Compensation Committee, none of whom is an employee of the Company, are K. Frank Austen, M.D., Chairman; Michael E. Gellert; W. Ann Reynolds, Ph.D.; and Irwin Lerner. Mr. Lerner became a member of the Compensation Committee on March 10, 1994. David A. Jones, Jr., was a member of the Compensation Committee from May 13, 1993, until March 1, 1994, when he resigned. The functions of the Compensation Committee are to establish the compensation of executive officers, including establishment of annual goals under the Company's incentive compensation program, and to administer the stock option, stock bonus, incentive compensation and retirement plans in which executive officers of the Company participate.

     The Investment Committee of the Board held two meetings during 1994. The members of the Investment Committee, none of whom is an employee of the Company, are W. Ann Reynolds, Ph.D., Chairwoman; Michael E. Gellert; John R. Hall and David A. Jones, Jr. The functions of the Investment Committee are to establish objectives and policies, ratify investments, and analyze the investment performance decisions of the various funds, assets and portfolios of the Company.

     The Nominating Committee of the Board did not meet during 1994. The members of the Nominating Committee, none of whom is an employee of the Company, are John R. Hall, Chairman; K. Frank Austen, M.D.; David A. Jones, Jr. and W. Ann Reynolds, Ph.D. The functions of the Nominating Committee include developing general criteria regarding the qualifications of nominees and recommending to the full Board such nominees for election as directors. The Nominating Committee will consider suggestions from stockholders regarding possible director candidates. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company in accordance with the provisions outlined in the Company's By-laws.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All members of the Compensation Committee are non-employee directors and none has any direct or indirect material interest in or a relationship with the Company, other than stockholdings as discussed above and as related to his or her position as director. David A. Jones, Jr., is the son of David A. Jones, Chairman of the Board and Chief Executive Officer of the Company. During 1994, no member of the Compensation Committee had a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange, reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely upon review of copies of such reports and written representations by such persons furnished to the Company that no other reports were required during the year ended December 31, 1994, all executive officers, directors and greater than ten percent beneficial owners of the Company's Common Stock complied with Section 16(a) filing requirements applicable to the Company.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS OF COMPANY COMMON STOCK

PRINCIPAL STOCKHOLDERS OF THE COMPANY

     As of the Annual Meeting Record Date, the Company knows of no person who may be deemed to own beneficially more than 5% of the outstanding Common Stock except for:

David A. Jones                     8,416,752 shares      5.2%(2)
Chairman of the Board
  and Chief Executive Officer

FMR Corp.                          9,542,800 shares(1)   5.9%(2)
82 Devonshire Street
Boston, Massachusetts 02109

     See "SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS," below.
---------------

(1) Based upon a Form 13G filed with the Commission for the period ended December 31, 1994, FMR Corp. has sole power to vote 113,000 shares and sole power to invest 9,542,800 shares.

(2) The percentage based on shares outstanding at March 17, 1995.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of March 1, 1995, certain information with respect to the beneficial ownership of Common Stock by each director of the Company, by each executive officer named in the

Summary Compensation Table (see "EXECUTIVE COMPENSATION OF THE COMPANY"), and by the Company's directors and executive officers as a group.

                                                         COMPANY
                                                       COMMON STOCK
                                                       BENEFICIALLY
                                                       OWNED AS OF          PERCENT
                                                     MARCH 1, 1995(1)     OF CLASS(2)
                                                     ----------------     -----------
K. Frank Austen, M.D.(3)                                    20,300
Michael E. Gellert(4)                                      125,700
John R. Hall(5)                                             21,788
David A. Jones, Jr.(6)                                     144,841
Irwin Lerner(7)                                              7,000
W. Ann Reynolds, Ph.D.(8)                                   22,400
David A. Jones(9)                                        8,416,752            5.2
Wayne T. Smith(10)                                         647,467
W. Roger Drury(11)                                         143,238
Karen A. Coughlin(12)                                      118,981
W. Larry Cash(13)                                          143,828
All directors and executive officers as a group
  (15 in number, including those named above)(14)       10,140,050            6.2

---------------

 (1) Beneficial ownership of shares, for purposes of this Proxy Statement, as determined in accordance with applicable Commission rules, includes shares as to which a person has or shares voting and/or investment power. Except as set forth in the next sentence and in the accompanying footnotes, these individuals have sole voting power and sole investment power over the shares beneficially owned by them. The number of shares shown does not include: (i) the interest of certain persons in shares held by family members in their own right, and (ii) shares held for the benefit of such individuals by the Humana Retirement and Savings Plan (the "Retirement and Savings Plan") on February 1, 1995, (the latest date for which such information is available), over which the employee participant generally has no voting or investment power. The number of shares shown, however, does include: (i) shares held for the benefit of such individuals in the Retirement and Savings Plan as of February 1, 1995, over which the employee participant has no voting power but does have investment power, and (ii) shares which may be acquired by such individuals through the exercise of options, which are exercisable currently or within 60 days after March 1, 1995, under the Company's 1981 Non-Qualified Stock Option Plan, the 1989 Stock Option Plan for Employees and the 1989 Stock Option Plan for Non-Employee Directors (collectively, the "Stock Option Plans"). In certain circumstances such as a merger or reorganization, voting rights on all shares pass to the individual plan participants in which case all Retirement & Savings Plan shares could be deemed to be beneficially owned.

 (2) Except for Mr. Jones, no individual director or executive officer owns more than 1% of such class.

 (3) Includes 19,600 shares that may be acquired by Dr. Austen through the exercise of options which are currently exercisable or become exercisable within 60 days after March 1, 1995, pursuant to the Company Stock Option Plans.

 (4) Includes 5,000 shares that may be acquired by Mr. Gellert through the exercise of options which are currently exercisable or become exercisable within 60 days after March 1, 1995, pursuant to the Company Stock Option Plans. Excludes the following, over which Mr. Gellert has no voting or investment power: 20,800 shares held by members of Mr. Gellert's family, shares owned by Mr. Gellert's son who is past the age of majority, and 42,000 shares held in trusts for the benefit of Mr. Gellert's children.

 (5) Includes 15,000 shares that may be acquired by Mr. Hall through the exercise of options which are currently exercisable or become exercisable within 60 days after March 1, 1995, pursuant to the Company Stock Option Plans. Also includes 200 shares held by Mr. Hall's wife.

 (6) Includes 5,000 shares that may be acquired by Mr. Jones, Jr. through the exercise of options which are currently exercisable or become exercisable within 60 days after March 1, 1995, pursuant to the Company Stock Option Plans. Also includes 2,000 shares held by Mr. Jones, Jr. as custodian for his minor children over which he has sole voting and investment power. Excludes 72 shares held by Mr. Jones, Jr.'s wife over which he has no voting or investment power.

 (7) Includes 5,000 shares that may be acquired by Mr. Lerner through the exercise of options which are currently exercisable or become exercisable within 60 days after March 1, 1995, pursuant to the Company Stock Option Plans. Excludes 1,000 shares held by Mr. Lerner's wife over which he has no voting or investment power.

 (8) Includes 20,000 shares that may be acquired by Dr. Reynolds through the exercise of options which are currently exercisable or become exercisable within 60 days after March 1, 1995, pursuant to the Company Stock Option Plans. Excludes 87 shares held by Dr. Reynolds' husband over which she has no voting or investment power.

 (9) Includes 38,000 shares that may be acquired by Mr. Jones through the exercise of options which are currently exercisable or become exercisable within 60 days after March 1, 1995, pursuant to the Company Stock Option Plans. Excludes 652,175 shares held by Mr. Jones' wife over which Mr. Jones has no voting or investment power. Also excludes shares owned by other children of Mr. Jones who are past the age of majority over which Mr. Jones has no voting or investment power. Also includes 196,822 shares held for the benefit of Mr. Jones by the Retirement and Savings Plan on February 1, 1995, over which Mr. Jones has no voting power but does have investment power, but excludes 72,894 shares held for his benefit by the Retirement and Savings Plan on February 1, 1995, over which he has no voting or investment power.

(10) Includes 380,714 shares that may be acquired by Mr. Smith through the exercise of options which are currently exercisable or become exercisable within 60 days after March 1, 1995, pursuant to the Company Stock Option Plans. Excludes 2,550 shares held in trust for Mr. Smith's daughter over which Mr. Smith has no voting or investment power, 105,000 shares held by Mr. Smith's wife and 10,000 shares held by Mr. Smith's wife as custodian for Mr. Smith's daughter over which Mr. Smith has no voting or investment power. Also includes 54,200 shares held for the benefit of Mr. Smith by the Retirement and Savings Plan on February 1, 1995, over which Mr. Smith has no voting power but does have investment power, but excludes 22,441 shares held for his benefit by the Retirement and Savings Plan on February 1, 1995, over which he has no voting or investment power.

(11) Includes 119,500 shares that may be acquired by Mr. Drury through the exercise of options which are currently exercisable or become exercisable within 60 days after March 1, 1995, pursuant to the Company Stock Option Plans. Excludes 1,000 shares held by Mr. Drury's daughter over which Mr. Drury has no voting or investment power. Also includes 6,738 shares held for the benefit of Mr. Drury by the Retirement and Savings Plan on February 1, 1995, over which Mr. Drury has no voting power but does have investment power, but excludes 7,999 shares held for his benefit by the Retirement and Savings Plan on February 1, 1995, over which he has no voting or investment power.

(12) Includes 105,250 shares that may be acquired by Ms. Coughlin through the exercise of options which are currently exercisable or become exercisable within 60 days after March 1, 1995, pursuant to the Company Stock Option Plans. Excludes 500 shares held by Ms. Coughlin's daughter over which Ms. Coughlin has no voting or investment power. Also includes 10,661 shares held for the benefit of Ms. Coughlin by the Retirement and Savings Plan on February 1, 1995, over which Ms. Coughlin has no voting power but does have investment power, but excludes 2,144 shares held for her benefit by the Retirement and Savings Plan on February 1, 1995, over which she has no voting or investment power.

(13) Includes 127,250 shares that may be acquired by Mr. Cash through the exercise of options, which are currently exercisable or become exercisable within 60 days after March 1, 1995, pursuant to the Company Stock Option Plans. Also includes 9,078 shares held for the benefit of Mr. Cash by the Retirement and Savings Plan on February 1, 1995, over which Mr. Cash has no voting power but does have investment power, but excludes 11,800 shares held for his benefit by the Retirement and Savings Plan on February 1, 1995, over which he has no voting or investment power.

(14) Includes 1,066,813 shares that may be acquired by all executive officers and directors as a group upon the exercise of options which are currently exercisable or become exercisable within 60 days after March 1, 1995, pursuant to the Company Stock Option Plans. Also includes 301,627 shares held for the benefit of all executive officers as a group by the Retirement and Savings Plan on February 1, 1995, over which the executive officers individually have no voting power but do have investment power, but excludes 132,594 shares held for their benefit by the Retirement and Savings Plan on February 1, 1995, over which they have no voting or investment power.

                     EXECUTIVE COMPENSATION OF THE COMPANY

CASH COMPENSATION

     The following Summary Compensation Table sets forth the cash compensation for services in all capacities earned for the past three calendar years to (i) the Chairman of the Board and Chief Executive Officer of the Company at December 31, 1994, and (ii) each of the four other highest compensated executive officers of the Company serving at December 31, 1994, (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                        ------------
                                                      ANNUAL COMPENSATION                NUMBER OF
                                             --------------------------------------      SECURITIES            ALL
             NAME AND                                                  OTHER ANNUAL      UNDERLYING           OTHER
        PRINCIPAL POSITION          YEAR      SALARY        BONUS      COMPENSATION       OPTIONS        COMPENSATION(1)
----------------------------------  ----     ---------    ---------    ------------     ------------     ---------------
David A. Jones                      1994     $ 900,000    $ 900,000    $141,045(2)                          $ 362,038
  Chairman of the Board and         1993       790,600      790,126     160,388(2)                            569,597
  Chief Executive Officer           1992       747,426      250,009     144,317(2)                            126,866

Wayne T. Smith                      1994       675,000      675,000     110,161(3)                            117,306
  President and Chief Operating     1993       484,615      483,849      82,452(3)         500,000            195,306
  Officer                           1992       404,615      135,329      71,025(3)                             68,233

W. Roger Drury                      1994       275,000      290,818      20,691(4)                             35,000
  Chief Financial Officer           1993       195,800      187,217      15,153(4)         250,000             49,586
                                    1992       169,439       70,899      10,003(4)                             25,724

Karen A. Coughlin                   1994       275,000      275,000      12,721(5)                             42,920
  Senior Vice President --          1993       223,269      216,227      88,008(5)         250,000             71,425
  Region II                         1992       214,289      130,817      53,461(5)                             35,482

W. Larry Cash                       1994       275,000      275,000      14,779(6)                             35,059
  Senior Vice President --          1993       195,746      186,834      11,094(6)         250,000             54,441
  Finance and Operations            1992       174,334       41,158      10,118(6)                             26,176

---------------

(1) All other compensation represents amounts contributed or accrued to the Retirement and Savings Plan, Supplemental Executive Retirement Plan and Thrift Excess Plan as follows:

                                                                  JONES        SMITH       DRURY      COUGHLIN      CASH
                                                                ---------    ---------    --------    --------    --------
    1994
    Retirement and Savings Plan...............................  $  14,076    $  14,076    $ 14,076    $ 14,076    $ 14,076
    Supplemental Executive Retirement Plan....................    282,649       82,032      15,756      23,627      16,080
    Thrift Excess Plan........................................     65,313       21,198       5,168       5,217       4,903
                                                                ---------    ---------    --------    --------    --------
      TOTAL 1994..............................................  $ 362,038    $ 117,306    $ 35,000    $ 42,920    $ 35,059
                                                                 ========     ========     =======     =======     =======
    1993
    Retirement and Savings Plan...............................  $  15,919    $  15,919    $ 15,931    $ 20,609    $ 16,174
    Supplemental Executive Retirement Plan....................    492,306      149,250      27,035      40,119      31,503
    Thrift Excess Plan........................................     61,372       30,137       6,620      10,697       6,764
                                                                ---------    ---------    --------    --------    --------
      TOTAL 1993..............................................  $ 569,597    $ 195,306    $ 49,586    $ 71,425    $ 54,441
                                                                 ========     ========     =======     =======     =======
    1992
    Retirement and Savings Plan...............................  $  16,534    $  16,534    $ 16,557    $ 18,239    $ 17,043
    Supplemental Executive Retirement Plan....................     70,105       36,731       8,250      13,896       7,729
    Thrift Excess Plan........................................     40,227       14,968         917       3,347       1,404
                                                                ---------    ---------    --------    --------    --------
      TOTAL 1992..............................................  $ 126,866    $  68,233    $ 25,724    $ 35,482    $ 26,176
                                                                 ========     ========     =======     =======     =======

(2) Other annual compensation for Mr. Jones includes Company-provided transportation of $93,354, $120,675, and $108,605 for 1994, 1993, and 1992,
    respectively. Mr. Jones also received Company-provided executive insurance of $45,622, $38,018, and $34,152 in 1994, 1993 and 1992, respectively.

(3) Other annual compensation for Mr. Smith includes Company-provided transportation of $62,903, $43,242, and $35,855 for 1994, 1993, and 1992,
    respectively. Mr. Smith also received Company-provided executive insurance of $45,622, $38,018, and $34,152 in 1994, 1993 and 1992, respectively.

(4) Other annual compensation for Mr. Drury includes Company-provided transportation of $19,776, $14,299, and $10,003 for 1994, 1993, and 1992,
    respectively.

(5) Other annual compensation for Ms. Coughlin includes Company-provided transportation of $11,806 for 1994. Ms. Coughlin also received tax reimbursement related to Company-provided housing in the amount of $75,576 and $41,200 for 1993 and 1992, respectively.

(6) Other annual compensation for Mr. Cash includes Company-provided transportation of $13,864, $10,241, and $10,118 for 1994, 1993, and 1992,
    respectively.

1994 STOCK OPTION GRANTS

     No stock options were granted to the Named Executive Officers during the year ended December 31, 1994. Options totalling 2,466,500 shares were granted on January 12, 1995 to key employees of the Company, excluding Mr. Jones, but including the Named Executive Officers.

1994 OPTION EXERCISES AND YEAR-END VALUES

     The following table provides information as to the year-end values of unexercised options at December 31, 1994, by the Named Executive Officers. No stock options were exercised in 1994 by the Named Executive Officers.

                                                NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED            "IN-THE-MONEY" OPTIONS
                                                 OPTIONS AT YEAR END                 AT YEAR END(1)
                                            -----------------------------     -----------------------------
                                            EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                                            -----------     -------------     -----------     -------------
David A. Jones                                 38,000                0        $   521,178      $         0
Wayne T. Smith                                255,714          500,000          3,878,273        8,031,250
W. Roger Drury                                 57,000          250,000            830,986        4,015,625
Karen A. Coughlin                              42,750          250,000            660,530        4,015,625
W. Larry Cash                                  64,750          250,000            929,391        4,015,625

---------------

(1) The Value of Unexercised "In-the-Money" Options is based on the difference between the December 30, 1994 (the last trading day of 1994), closing price of the Company's Common Stock of $22.625, as reported on the New York Stock Exchange Composite Tape, and the exercise price of the options.

OFFICERS' TARGET RETIREMENT PLAN

     The Company also has in effect the Officers' Target Retirement Plan ("OTRP"), which is a non-qualified, unfunded plan providing supplemental retirement benefits to each Company officer and other designated key employees.

     The following table illustrates the estimated maximum annual benefit which would be payable at age 65 to a participant, at various average compensation levels for specified years of credited service, under the OTRP:

                ESTIMATED OTRP MAXIMUM ANNUAL BENEFIT AT AGE 65
                   FOR YEARS OF CREDITED SERVICE SHOWN(1)(2)

AVERAGE RATE
     OF
COMPENSATION     10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS
------------     --------     --------     --------     --------     --------
 $   75,000      $ 12,525     $ 18,788     $ 25,050     $ 31,313     $ 37,500
    100,000        16,700       25,050       33,400       41,750       50,000
    200,000        33,400       50,100       66,800       83,500      100,000
    300,000        50,100       75,150      100,200      125,250      150,000
    400,000        66,800      100,200      133,600      167,000      200,000
    500,000        83,500      125,250      167,000      208,750      250,000
    600,000       100,200      150,300      200,400      250,500      300,000
    700,000       116,900      175,350      233,800      292,250      350,000
  1,000,000       167,000      250,500      334,000      417,500      500,000
  1,500,000       250,500      375,750      501,000      626,250      750,000

---------------

(1) These estimates are based on the assumption that (a) the OTRP will be continued under its present terms; (b) the participant will continue with the Company until, and retire at, age 65; and (c) the participant elected to receive an annual distribution instead of a lump sum payment.

(2) The amounts shown are subject to reductions with respect to benefits received under the Retirement Account in the Retirement and Savings Plan, the Supplemental Executive Retirement Plan and Social Security benefits.

     Under the OTRP, the benefits will be based on salary and incentive compensation. The maximum years of service credited under the OTRP is 30 years. The years of service for each of the Named Executive Officers are as follows:
David A. Jones -- 33; Wayne T. Smith -- 21; W. Roger Drury -- 15; Karen A. Coughlin -- 15; W. Larry Cash -- 21.

CERTAIN AGREEMENTS

     Since April 1987, Mr. Jones has had an agreement, which in the event of termination of employment other than for cause, the Company will continue to pay him his base salary for one year following termination and any amounts earned prior to such termination under any of the Company's Incentive Compensation Plans. He is also entitled to continued coverage at the Company's expense during the one-year period under the Company's life, health and disability plans.

     Mr. Smith had a similar agreement. In November 1994, the Board deemed it in the best interest of the Company to amend Mr. Smith's agreement. Mr. Smith's agreement provides in the event of termination other than for cause or a Change in Control (as defined in the agreement), that he will receive one times his then current base salary, immediate vesting of any Company stock options, immediate vesting under the OTRP, and continuation of life and health insurance coverage to age 65. In the event of a Change in Control, Mr. Smith will receive the benefit described above, however, any payments received under the Change in Control Agreement will be offset by certain payments received under this agreement.

     The Company has entered into agreements with all officers, including the Named Executive Officers, and key management employees which for a three year period following a Change in Control provide certain benefits upon termination. Such termination may be involuntary, generally as a result of a change in responsibilities or compensation, or at the election of the employee during a 30-day period occurring one year after the Change in Control. Pursuant to the agreements, these individuals, except Mr. Jones, are entitled to receive severance pay which generally is determined by multiplying such individual's annual base salary, and for all officers and certain key management employees, the maximum incentive compensation payable to them, by a multiple which is three for Mr. Smith; two for all Senior Vice Presidents and one other key employee; and one for all other covered individuals. Approximately 110 individuals are covered by Change in Control agreements (including 27 employees covered by Change in Control agreements that include base salary and maximum incentive compensation). The agreements also provide that if any funds received by these employees subject them to a federal excise tax pursuant to Section 4999 of the Internal Revenue Code, then the payments will be grossed up to permit them to receive a net amount equal to what would have been received had the excise tax not been imposed (the "Gross Up Payment"). Mr. Jones' agreement provides only for a Gross Up Payment, if applicable.

     In addition, in the event of a Change in Control of the Company, benefits are payable under the Company's OTRP, Thrift Excess Plan, Supplemental Executive Retirement Plan and the Stock Option Plans, and health, life and disability insurance coverage is available.

                CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Effective May 17, 1994, the Company entered into an agreement with JAPC, Inc. ("JAPC"), which is owned by David A. Jones, Chairman of the Board and Chief Executive Officer of the Company. Pursuant to such agreement, the Company provides hangar space, pilot services and maintenance for an airplane owned by JAPC, and the Company may also use the JAPC pilots to fly Company-owned aircraft. The rate paid for the hangar space is at least as favorable to the Company as market rates for comparable space. The Company is fully reimbursed for the cost of airplane maintenance. Prior to the execution of the agreement and before JAPC employed its own pilots, JAPC paid Humana $22,600 for the use of the Company's pilots. The agreement generally may be terminated by either party upon 30 days' written notice. During the fiscal year ended December 31, 1994, pursuant to the agreement, JAPC paid the Company $29,282.

     In 1994, the Company made a commitment to invest $1 million in The African-American Venture Capital Fund, Inc., a Kentucky Limited Liability Company ("Fund"). This investment, completed in 1995, makes the Company a greater than 10% owner of the Fund. David A. Jones, Chairman of the Board and Chief Executive Officer of the Company made a similar investment in the Fund and is a director, officer and greater than 10% stockholder of the Fund. The Fund was established to provide capital and management resources to enhance the growth and development of businesses owned by African-Americans living in the metropolitan Louisville, Kentucky area.

     During 1994, a subsidiary of the Company paid health insurance brokerage commissions to a brokerage company owned and controlled by a brother-in-law and a sister-in-law of Philip B. Garmon, Senior Vice President of the Company. The arrangement with this company is comparable to those with other brokers in the area. During 1994, the broker received commissions of $141,415.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board has furnished the following report on executive compensation for 1994:

EXECUTIVE OFFICER COMPENSATION POLICIES AND 1994 RESULTS

     The Compensation Committee administers the Company's executive officer compensation program, which generally consists of base salary, incentive compensation, other miscellaneous compensation and stock option awards. The executive officer compensation program rewards executive officers for short and long-term performance. The compensation program has also been designed to attract and retain key executive officers. Executive officers are compensated in the short-term on a performance oriented basis through the use of incentive compensation which is awarded based on achieving annual Company goals. Stock options are included in the compensation program to reward executive officers for longer-term strategic actions which increase Company value. The use of stock options in the compensation program links executive officer rewards to increases in stockholder value.

     The executive officer compensation program is designed to allow the Company to be competitive in the marketplace. The Compensation Committee considers the entire compensation package when setting any one component of compensation.

BASE COMPENSATION

     The Compensation Committee periodically evaluates Company executive officer base compensation relative to the marketplace, with the assistance of outside consultants. Generally, the marketplace is defined as both (1) general industry companies near the Company's revenue size and (2) specific companies in the managed care industry. The Compensation Committee believes this definition of the marketplace reflects the talent pool from which the Company might draw, and provides the benchmark for competitiveness for the Company's current executives. Base compensation adjustments consider overall Company performance, executive officer performance and changes in executive officer responsibilities. In addition to these tangible performance measurements, the Compensation Committee also evaluates executive officer contributions in such areas as employee development, industry leadership and community involvement. The analysis of executive officer performance is in part subjective, and does not lend itself to weightings or formulas.

INCENTIVE COMPENSATION

     The Company's incentive compensation plans are designed to reward all officers and designated key employees for the attainment of financial goals and other performance objectives established annually by the Compensation Committee. The chief executive officer's and chief operating officer's incentive compensation for 1994 was based on the attainment of Company consolidated net income objectives. From 25% to 60% of incentive compensation for other executive officers was based on the attainment of Company consolidated net income objectives. In addition, certain officers, including in some cases the executive officers, are assigned various regional or departmental goals, both financial and otherwise. The Compensation Committee and management believe all of the goals used in the determination of incentive compensation are important measures reflective of the success of the Company.

     Incentive compensation was earned for the year ended December 31, 1994. During this period, the Company performed at its targets, resulting in 1994 payments at maximum for the chief executive officer, chief operating officer and the other named executive officers.

STOCK OPTIONS

     The Company uses stock options to reward executive officers for long-term performance and as a method to attract and retain key executive officers. The use of stock options in the executive officer compensation program also encourages executive officers to obtain and hold Company stock, thus providing a vital link between executive officers and Company stockholders. The amounts and term of stock option awards are determined by the Compensation Committee through review of stock option programs at companies in similar industries with the assistance of outside consultants.

EXECUTIVE COMPENSATION TAX DEDUCTIBILITY

     The Omnibus Budget Reconciliation Act of 1993 (the "Budget Act"), generally provided that, commencing in 1994, compensation paid by publicly-held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of $1 million per year per executive will be deductible by the Company only if paid pursuant to qualifying performance-based compensation plans approved by stockholders of the Company. Compensation as defined by the Budget Act includes, among other things, base salary, incentive compensation and gains on stock option transactions. The Company establishes individual compensation based primarily upon Company performance and competitive considerations in the industry in which the Company operates. As a result, executive compensation may exceed $1 million in a given year. The Company believes it has performed the necessary steps to qualify the Company's performance-based compensation plans for tax deductibility.

CHIEF EXECUTIVE OFFICER COMPENSATION

     David A. Jones, Chairman of the Board and Chief Executive Officer of the Company, received an increase in base salary to $900,000 effective January 1, 1994. With the assistance of outside consultants, the Compensation Committee reviewed the base compensation for Mr. Jones by comparing base compensation of chief executive officers in other managed care companies. The Compensation Committee considered Mr. Jones' long distinguished leadership of the Company, including various timely strategic changes in its direction, and the Company's performance. The Compensation Committee also considered Mr. Jones' leadership at the national level in formulating health care policy as well as his distinguished civic involvement.

     Mr. Jones' incentive compensation was based on the Company's attaining consolidated net income objectives. These objectives were exceeded in 1994; therefore, Mr. Jones earned the maximum possible incentive compensation amount of 100% of his base compensation. Mr. Jones' base salary and incentive compensation for 1994 were established by the Compensation Committee while his son, David A. Jones, Jr., was a member of the Compensation Committee; however, Mr. Jones, Jr. did not participate in these decisions. Mr. Jones, Jr. was a member of the Compensation Committee until March 1, 1994, when he resigned.

Compensation Committee
K. Frank Austen, M.D., Chairman
Michael E. Gellert
Irwin Lerner
W. Ann Reynolds, Ph.D.

COMPANY STOCK PERFORMANCE

     The following performance graph compares the performance of the Company's Common Stock to the Standard & Poor's Composite 500 Stock Index and a Peer Group (described below) for the 22 months ended December 31, 1994. The graph assumes an investment of $100 in each of the Company's Common Stock, the Standard & Poor's Composite 500 Stock Index and the Peer Group on March 1, 1993, and reinvestment of all dividends. The investment in the constituent companies in the Peer Group is weighted on the basis of the respective market capitalization of each company as of the beginning of each year.

      Measurement Period
    (Fiscal Year Covered)         Humana Inc.       S&P 500       Peer Group
          3/1/93                    100               100             100
          3/31/93                   107               102             108
          6/30/93                   153               102             119
          9/30/93                   175               104             120
          12/31/93                  241               105             135
          3/31/94                   251               101             148
          6/30/94                   219               100             145
          9/30/94                   320               104             171
          12/31/94                  307               104             152

     The Peer Group of managed care companies used for the graph above consists of FHP International Corporation; Foundation Health Corporation; PacifiCare Health Systems, Inc.; United Healthcare Corporation; U.S. Healthcare, Inc.; and WellPoint Health Networks Inc.

     The Company believes any comparisons of the price of the Company's Common Stock before March 1, 1993, are misleading since the value of the Company's Common Stock prior to that date included the value of the hospital business which was distributed to the Company's stockholders in a spinoff transaction ("the Spinoff") to a separate publicly held company, Galen Health Care, Inc. ("Galen"). On March 1, 1993, the date on which the Spinoff was consummated, the closing price of the post-Spinoff Common Stock was $7.75 and the closing price of the common stock of Galen was $12.125. On February 26, 1993, the last trading day prior to the consummation of the Spinoff, the closing price of historical combined Humana common stock was $19.375.

                               OTHER INFORMATION

APPOINTMENT OF INDEPENDENT ACCOUNTANTS TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS

     The Board, in accordance with the recommendation of its Audit Committee, the members of which are not employees of the Company, has appointed Coopers & Lybrand L.L.P., as independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1995. Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in the proxy materials relating to the 1996 Annual Meeting of Stockholders must be received by the Company no later than December 8, 1995.

OTHER MATTERS

     The Board of Directors does not intend to present any item of business at the Annual Meeting other than those specifically set forth in the notice of the meeting. However, if other matters are presented for a vote, the proxies will be voted for such matters in accordance with the judgment of the persons acting under the proxies.

                                          By Order of the Board of Directors,

                                          By: /s/ Joan O. Kroger
                                          --------------------------------------
                                                  JOAN O. KROGER, Secretary

                                  HUMANA INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR 1995 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints David A. Jones and Wayne T. Smith, and each of them, their attorneys and agents, with full power of substitution to vote as Proxy for the undersigned, as herein stated, at the annual meeting (the "MEETING") of stockholders of Humana Inc. to be held in the Auditorium on the 25th Floor of the Humana Building, 500 West Main Street, Louisville, Kentucky on Thursday, the 11th day of May, 1995 at 10 a.m., and at any postponements or adjournments thereof, according to the number of votes the undersigned would be entitled to vote if personally present on the proposals set forth below.

The Board of Directors recommends a vote FOR the following proposals:

1. FOR / / the election of K. Frank Austen, M.D., Michael E. Gellert, John R. Hall, David A. Jones, David A. Jones, Jr., Irwin Lerner, W. Ann Reynolds, Ph.D. and Wayne T. Smith as Directors except as indicated below, or WITHHOLD AUTHORITY / / to vote for all nominees in such election. INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE .

2. At their discretion, the Proxies are authorized to vote upon such other matters as may come before the Meeting.

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

           THE SHARES COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED.               PLEASE COMPLETE, DATE, SIGN
               IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED                   AND RETURN THIS PROXY IN THE
                            IN FAVOR OF THE PROPOSALS.                                ACCOMPANYING ENVELOPE .
        The undersigned hereby revokes any proxy heretofore given to vote             Date:                          , 1995
                       or act with respect to the Meeting.                            _____________________________________
                                                                                      SIGNATURE
                                                                                      _____________________________________
                                                                                      SIGNATURE (if held jointly)

                                                                                      Signatures of stockholders should
                                                                                      correspond exactly with the names
                                                                                      shown on this proxy card. Attorneys,
                                                                                      trustees, executors, administrators,
                                                                                      guardians and others signing in a
                                                                                      representative capacity should
                                                                                      designate their full titles. When
                                                                                      shares are held by joint tenants,
                                                                                      both should sign. If a corporation,
                                                                                      please sign in full corporate name by
                                                                                      authorized officer. If a partner-
                                                                                      ship, please sign in partnership name
                                                                                      by authorized person.
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